UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

GLOBAL ENERGY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28025	86-0951473

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue, 15th Floor, New York, NY	10017

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 646-673-8435

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Material Agreement:

On September 22, 2008, we entered into an amending agreement (the “Amendment”) with YA Global Investments L.P. (“YA Global”), our senior secured lender, with respect to outstanding secured convertible debentures (“Debentures”) in the aggregate principal amount of $4,000,000, and warrants to purchase 600,000 shares of our company’s common stock (“YAG Warrants”), owned by YA Global.  The amending agreement updates and supersedes the amending agreement between us and YA Global dated July 15, 2008 (the “Original Agreement”).

The Amendment allows us to, among others, immediately defer certain principal and interest payments due under the Debentures.  Specifically, interest payments accrued and due during the first three quarters of the 2008 calendar year (approximately $300,000 as of August 31, 2008) have been deferred until approximately October 31, 2008.  In addition, principal installments that will be due July 31, 2008, August 31, 2008 and September 30, 2008 have been deferred until October 31, 2008, subject to further deferment if certain conditions are met.  Additionally, the interest rate on the Debentures will be immediately increased from 10% to 12%. In consideration of YA Global’s amendment, we have agreed to issue to YA Global 1,000,000 restricted shares of our common stock.

In the event we raise a certain amount of cash in private offerings on or before October 31, 2008 (the “Offering”), the following, among others, shall be applicable:

1.	We shall pay YA Global $180,000 of accrued and unpaid interest directly from the gross proceeds of the Offering and 10% of the gross proceeds from all closings of the Offerings above between $2,200,000 and $3,900,000;

2.	We shall pay YA Global on each Installment Payment Date (as defined in the Amendment) an amount equal to 50% of all cash flows generated by our Ethiopian subsidiary Global Energy Pacific Limited in excess of the first $700,000 in case flow;

3.	The conversion price of the Debentures will be reset to $0.10; and

4.	The repayment schedule of the Debentures from November 2008 to September 2009 will be revised to provide for (i) a minimum cash payment of $10,000 (no minimum for November and December 2008) plus an additional amount depending on the amount raised in the Offering and (ii) payments ranging from $25,000 to $75,000 payable in shares of common stock (so long as certain registration, resale and listing requirements are satisfied). Commencing October 2009, the monthly payment will be $225,000 payable at our discretion in cash and/or shares of common stock in accordance with the terms of the Debenture.

5.	The exercise price of the YAG Warrants will be reset to $0.10 per share and the total number of shares underlying the YAG Warrants will be therefore increased from 600,000 to 7,500,000 shares. At present the YAG Warrants are exercisable at a price of $1.25 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC. By: /s/ Asi Shalgi —————————————— Asi Shalgi President and Chief Executive Officer Date: September 25, 2008